UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Peachtree Street, N.E., Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2005, Georgia-Pacific Corporation (the “Company”) and G-P Receivables, Inc., a wholly owned subsidiary of the Company (“G-P Receivables”), entered into a Twelfth Amendment and Waiver to Second Amended and Restated Receivables Purchase Agreements, dated as of December 9, 2005 (the “Twelfth Amendment”), among G-P Receivables, as the Seller, the Company, as the Collection Agent, and the other parties listed therein. A copy of the Twelfth Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

The Twelfth Amendment extends the term of the Company’s accounts receivable securitization facility (the “Securitization Facility”) to December 8, 2006. The Twelfth Amendment further provides that the Securitization Facility will not be terminated by reason of a change in control as a result of an acquisition of the Company by Koch Industries, Inc. or any of its subsidiaries.

The Twelfth Amendment also modifies the Securitization Facility to allow receivables of obligors from Canada and other approved OECD countries to be eligible receivables and increases the limit on the amount of receivables from any one obligor which may be eligible receivables from 3.33% of the total amount of accounts receivable to 4.00% of the total amount of receivables, with special limitations of up to 16% for obligors who are rated at least AA- by Standard & Poor’s Rating Service (“S&P”) and Aa3 by Moody’s Investors Services, Inc. (“Moody’s) and of up to 8% for obligors rated below AA- and Aa3 but rated at least BBB- by S&P and Baa3 by Moody’s.

Under the terms of the Securitization Facility, the Company is required to maintain reserves for loss and dilution on the accounts receivable. The Twelfth Amendment amends the calculation of such reserves to, among other things, calculate those reserves as a percentage of all receivables included in the Securitization Facility rather than as a percentage of the amount outstanding under the Securitization Facility. This change has the effect of increasing the amount of the reserves that are maintained.

The Twelfth Amendment also increases the pricing of the Securitization Facility, to the extent any purchases under the Securitization Facility are funded through bank facilities rather than through the issuance of commercial paper, to a rate that ranges from LIBOR plus 1.75% to LIBOR plus 2.50%.

A “Downgrade Event,” which grants expanded rights to the purchasers to prevent the Company and G-P Receivables from commingling collections with its other cash and take certain other actions to control the collections, has been redefined by the Twelfth Amendment and will occur only if Company’s long term unsecured debt rating is reduced to either B by S&P or B2 by Moody’s. Previously a rating of BB by S&P or Ba2 by Moody’s would have triggered a Downgrade Event.

The Twelfth Amendment further reduces the maximum percentage interest in the accounts receivable that may be sold under the accounts receivable securitization facility from 100% to 98%, which percentage is further reduced to 96% if a Downgrade Event occurs.

The description above is a summary and is qualified in its entirety by the Twelfth Amendment, which is filed as an exhibit to this report and incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Twelfth Amendment and Waiver to Second Amended And Restated Receivables Purchase Agreements dated as of December 9, 2005, among G-P Receivables, Inc., as the Seller, Georgia-Pacific Corporation, as Collection Agent, Variable Funding Capital Company LLC, as assignee of Blue Ridge Asset Funding Corporation, CRC Funding, LLC, Starbird Funding Corporation, Three Pillars Funding LLC, Gotham Funding Corporation, Citibank, N.A., The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, BNP Paribas, acting through its New York Branch, SunTrust Bank, Wachovia Bank, National Association, and Citicorp North America, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005

GEORGIA-PACIFIC CORPORATION

By:	/s/ WILLIAM C. SMITH III
Name:	William C. Smith III
Title:	Secretary

EXHIBIT INDEX

10.1	Twelfth Amendment and Waiver to Second Amended And Restated Receivables Purchase Agreements dated as of December 9, 2005, among G-P Receivables, Inc., as the Seller, Georgia-Pacific Corporation, as Collection Agent, Variable Funding Capital Company LLC, as assignee of Blue Ridge Asset Funding Corporation, CRC Funding, LLC, Starbird Funding Corporation, Three Pillars Funding LLC, Gotham Funding Corporation, Citibank, N.A., The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, BNP Paribas, acting through its New York Branch, SunTrust Bank, Wachovia Bank, National Association, and Citicorp North America, Inc., as administrative agent.